Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Atlas Corp.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-257967, 333-254536, 333-238178, and 333-230524) on Form F-3, the Registration Statement (No. 333-254537) on Form F-4, the Registration Statements (Nos. 333-151329, 333-202698 and 333-224291) on Form F-3D, and the Registration Statements (Nos. 333-173207, 333-189493, 333-200640, 333-212230, 333-222216, and 333-239578) on Form S-8 of Atlas Corp. of our reports dated March 24, 2022, with respect to the consolidated balance sheets of Atlas Corp. as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive income, shareholders’ equity and cumulative redeemable preferred shares and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2021, which reports appear in the December 31, 2021 annual report on Form 20-F of Atlas Corp.

/s/ KPMG LLP

Chartered Professional Accountants

March 24, 2022
Vancouver, Canada